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                                                                      Exhibit 21


                             AS OF FEBRUARY 22, 2000

                       QUEST DIAGNOSTICS INCORPORATED (DE)
                         SUBSIDIARIES AND JOINT VENTURES

         100%     Quest Diagnostics Holdings, Inc. f/k/a SBCL, Inc. (DE)
                  100% Quest Diagnostics Clinical Laboratories, Inc.,
                     (f/k/a/ SmithKline Beecham Clinical Laboratories, Inc.)(DE)
                           100%      Quest Diagnostics LLC (AZ)
                           100%      Quest Diagnostics Clinical Laboratories of Missouri LLC (MO)
                           (33-l/3%) Compunet Clinical Laboratories (OH)
                           (44%)     Mid America Clinical Laboratories (IN)
                           (49%)     Diagnostic Laboratory of Oklahoma (OK)

         100%    Quest Diagnostics Ventures LLC (DE)
         100%    Quest Diagnostics Receivables Inc. (DE)

         100%    Quest Holdings Incorporated (DE)
                 51% Quest Diagnostics of Missouri LLC (MO)

         100%    Quest Holdings Incorporated  (MD)
                 100%    Quest Diagnostics Incorporated (MD)
                         100%    Diagnostic Reference Services Inc. (MD)
                                 50%    Pathology Building Partnership (MD) (gnl pshp)(1)

         100%    Quest Holdings Inc.  (MI)
                  100%   Quest Diagnostics Incorporated  (CA)

         100%    Quest Diagnostics LLC (IL)
         100%    Quest Diagnostics Incorporated  (MI)

         100%    Laboratory Holdings Incorporated (MA)
                  100%    Quest Diagnostics Incorporated  (CT)
                  100%    Quest Diagnostics Incorporated  (MA)

         100%    Quest Diagnostics of Pennsylvania Inc. (DE)
                  100%    Quest Diagnostics Incorporated  (OH)
                  100%    Medical Management Systems, Inc. (PA)
                              51%     Quest Diagnostics Venture LLC (PA)
                              53.5%   Associated Clinical Laboratories  (PA) (gen pshp)
                   50%    Surgical Eye Enterprise L.P. (PA) (ltd pshp)
                   50%    Surgical Eye Institute L.P.  (PA) (ltd pshp)

         100%    Quest Diagnostics Investments Incorporated  (DE)
                   100%  Quest Diagnostics Finance Incorporated (DE)

         100%    DPD Holdings Inc. (DE)
                  100%   MetWest Inc. (DE)
                           100%    Quest Diagnostics of Arizona Incorporated (DE)
                             49%    Sonora Quest Laboratories LLC (AZ)

         100%   Quest MRL Inc. (DE)

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(1)  Other 50% interest held by Quest Diagnostics Incorporated (MD)


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         100%    Nichols Institute Diagnostics (CA)
                  100%    Nichols Institute Sales Corporation (U.S.V.I.)
         100%    Nichols Institute Diagnostics Limited (U. K.)
         100%    Nichols Institute Diagnostics Trading S.A. (Switzerland)
         100%    Nichols Institute Diagnostika GMBH (Germany)
                  100%    Nichols Institute Diagnostika GMBH  (Austria)
         100%    Nichols Institute International Holding B.V. (Netherlands)
                  100%    Nichols Institute Diagnostics B.V. (Netherlands)
                  100%    Nichols Institute Diagnostics SARL (France)

         100%     Quest Diagnostics do Brasil Ltda. S.C. (Brazil)

         100%    Quest Diagnostics Limited (UK)

         100%    Nomad-Massachusetts, Inc. (MA)
                   100%    Quest Laboratorios Clinicos, S.A. de C.V. (Mexico)
                   100%    Analisis, S.A. (Mexico)
                   100%    Laboratorios Clinicos de Mexico, S.A. de C.V. (Mexico)
                   100%    Servicios de Laboratorio, S.A. de C.V. (Mexico)
                   100%    Laboratorios de Frontera Polanco, S.A. de C.V. (Mexico)
                   100%    Laboratorio de Analisis Biomedicos, S.A. (Mexico)

         100%    New England Medical Laboratory Inc.*
         100%    Stat Toxicology Service of Boston Inc.*
         100%    MetPath Europe Limited  (U.K.)*


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* In process of dissolution